CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report on Form 10-K of Northeast Automotive Holdings, Inc. for the year ending December 31, 2010, I, William Solko, Chief Executive Officer of Northeast Automotive Holdings, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Yearly Report of Form 10-K for the year ending December 31, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Yearly Report on Form 10-K for the year ended December 31, 2010, fairly represents in all material respects, the financial condition and results of operations of Northeast Automotive Holdings, Inc.

Date: April 15, 2011

Northeast Automotive Holdings, Inc.

By:	/s/ William Solko
William Solko Chief Executive Officer